UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street Suite 5200 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 979-3720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 31, 2017, Southcross Energy Partners, L.P., a Delaware limited partnership (“SXE” or the “Partnership”) and Southcross Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“SXE GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Midstream Partners, LP, a Delaware limited partnership (“AMID”), and American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), and Cherokee Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, SXE will merge with and into Merger Sub (the “Merger”), with SXE continuing its existence under Delaware law as the surviving entity in the Merger and wholly owned subsidiary of AMID.

At the effective time of the Merger (the “Effective Time”), each common unit of SXE (each, a “SXE Common Unit”), issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.160 (the “Exchange Ratio”) of a common unit (each, an “AMID Common Unit”) representing limited partner interests in AMID (the “Merger Consideration”), except for those SXE Common Units held by affiliates of SXE and SXE GP, which will be cancelled for no consideration. Each SXE Common Unit, Subordinated Unit (as defined in the Merger Agreement) and Class B Convertible Unit (as defined in the Merger Agreement) held by Southcross Holdings LP, a Delaware limited partnership that indirectly owns 100% of the limited liability company interests of SXE GP (“Southcross Holdings”), or any of its subsidiaries, issued and outstanding as of the Effective Time, will be canceled for no consideration in connection with the closing of the Merger. The SXE Incentive Distribution Rights (as defined in the SXE Merger Agreement) outstanding immediately prior to the Effective Time will be cancelled for no consideration in connection with the closing of the Merger. Any equity interest in SXE owned upon consummation of the Contribution (as defined below) and immediately prior to the Effective Time by AMID, SXE or any of their respective subsidiaries will be canceled for no consideration in connection with the Merger.

Each award of phantom units of SXE granted under the SXE Amended and Restated 2012 Long Term Incentive Plan that is outstanding as of immediately prior to the Effective Time will be fully vested and settled in the form of SXE Common Units, subject to applicable tax withholding, and will be converted into the right to receive Merger Consideration at the Effective Time.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) holders of at least a majority of the outstanding SXE Common Units (except for those SXE Common Units held by SXE GP or its affiliates) voting as a class (“SXE Unitholder Approval”), at least a majority of the outstanding Subordinated Units, voting as a class, and at least a majority of the Class B Convertible Units, voting as a class, for the approval of the SXE Merger Agreement and the transactions contemplated thereby, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) there being no law or injunction prohibiting the consummation of the Merger, (iv) the effectiveness of a registration statement on Form S-4 relating to the Merger Consideration, (v) approval for listing of the AMID Common Units issuable as part of the Merger Consideration on the New York Stock Exchange (the “NYSE”), (vi) closing of the Contribution (defined below) in accordance with the terms of the Contribution Agreement (defined below), (vii) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (viii) compliance by each party in all material respects with its covenants, (ix) the receipt by AMID of an opinion to the effect that for U.S. federal income tax purposes (A) no AMID entity should recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code of 1986, as amended (the “Code”)) (B) no gain or loss should be recognized by holders of AMID Common Units as a result of the Merger with respect to such AMID Common Units held (subject to certain exceptions), and (C) AMID is classified as a partnership for U.S. federal income tax purposes, and (x) the receipt by SXE of an opinion to the effect that for U.S. federal income tax purposes, (A) subject to certain exceptions, holders of SXE Common Units, Subordinated Units or Class B Convertible Units should not recognize any income or gain as a result of the Merger with respect to such SXE Common Units, Subordinated Units or Class B Convertible Units held (other than any gain resulting from any actual or constructive distribution of cash, including any decrease in partnership liabilities pursuant to Section 752 of the Code, the receipt of any Merger Consideration that is not pro rata with the other holders of the same class of units (subject to certain exceptions), or liabilities incurred other than in the ordinary course of business of SXE or its subsidiaries); provided that such opinion does not extend to any holder who acquired SXE Common Units, Subordinated Units or Class B Convertible Units from SXE in exchange for property other than cash, and (B) SXE is classified as a partnership for U.S. federal income tax purposes.

SXE has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations. However, the board of directors of SXE GP (the “SXE GP Board”) may, subject to certain conditions, change its recommendation in favor of the adoption of the Merger Agreement if, in connection with (i) the receipt of an alternative proposal, it determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to effect such a change in recommendation would not be in the best interest of SXE and would be inconsistent with its duties under the Third Amended and Restated Limited Partnership Agreement of SXE, as amended or supplemented dated as of April 4, 2014 (the “Partnership Agreement”) and applicable law or (ii) a material event, circumstance, change or development that arises or occurs after the date of the Merger Agreement and that was not reasonably foreseeable at the time of the Merger Agreement, it determines in good faith that the failure to effect such a change in recommendation would be inconsistent with its duties under the Partnership Agreement and applicable law.

The Merger Agreement contains customary representations, warranties and covenants of SXE and AMID. Many of the representations made by SXE are subject to and qualified by a material adverse effect standard. SXE has also made various customary covenants in the Merger Agreement, including, among others, agreements (i) to conduct its business in all material respects in the ordinary course of business consistent with past practice between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain types of transactions during this period, (iii) to prepare and use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) a proxy statement as promptly as practicable after the date of the Merger Agreement, and (iv) to hold a meeting of the SXE Unitholders for the purpose of obtaining SXE Unitholder Approval of the Merger Agreement.

The Merger Agreement may be terminated by each of SXE and AMID under certain circumstances, including if the Merger is not consummated by June 1, 2018. The Merger Agreement also provides for certain termination rights for both SXE and AMID, and further provides that, upon termination of the Merger Agreement, under certain specified circumstances, SXE may be required to reimburse AMID’s expenses, subject to certain limitations, up to $0.5 million (“AMID Expenses”) or to pay AMID a termination fee of $2 million less any previous AMID expenses reimbursed by SXE (the “Termination Fee”).

The foregoing summary of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about SXE, SXE GP, AMID, AMID GP, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and (iii) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of facts. Accordingly, the Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding SXE, SXE GP, AMID, AMID GP, or any of their respective subsidiaries and affiliates. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the LP Merger Agreement, which subsequent information may or may not be fully reflected in SXE’s or AMID’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

SXE and Southcross Holdings Expense Reimbursement Agreement

In connection with the Merger Agreement and Contribution Agreement, Southcross Holdings and SXE entered into a Letter Agreement (the “Letter Agreement”) providing that Southcross Holdings will reimburse SXE for all fees or expenses of SXE in connection with the Merger Agreement including (i) any fees or expenses of counsel, accountants, investment bankers and consultants retained by SXE or the Conflicts Committee, and (ii) the payment of any Termination Fee or the reimbursement of any AMID Expense, in each case if the Merger has not closed and (a) the Merger Agreement is terminated because the Contribution Agreement has been terminated under certain specified circumstances or (b) the Merger Agreement is terminated without the prior approval of the SXE Conflicts Committees under certain specified circumstances.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

The conflicts committee of the SXE GP Board (the “Conflicts Committee”), after consultation with its independent legal and financial advisors, unanimously (i) determined that each of the Letter Agreement, Merger Agreement and the Merger is in the best interests of SXE and its subsidiaries and the holders of SXE Common Units other than Southcross Holdings LP and its affiliates (“Unaffiliated Unitholders”), (ii) approved the Merger Agreement, the Merger and the Letter Agreement, such approval constituting Special Approval pursuant to Section 7.9 of the Partnership Agreement, (iii) recommended approval of the Letter Agreement, the Merger Agreement, and the consummation of the Merger by the SXE GP Board, (iv) recommended that the SXE GP Board submit the Merger Agreement to a vote of the limited partners of SXE, and (v) recommended that the limited partners of SXE approve the Merger Agreement. The SXE GP Board, acting based in part upon the recommendation of the Conflicts Committee, unanimously (i) determined that the Letter Agreement, Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interest of SXE, (ii) approved the Letter Agreement, Merger Agreement and the Merger, (iii) directed the Merger Agreement to be submitted to a vote of the limited partners of SXE at a special meeting, and (iv) recommended, subject to the terms and conditions set forth in the Merger Agreement, that the limited partners of SXE approve the Merger Agreement and the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, SXE GP Board approved an amendment (the “Amendment”) to the Southcross Energy Partners, L.P. Non-Employee Director Deferred Compensation Plan effective March 7, 2013 (the “Plan”). Bruce A. Williamson, the Chairman, President and Chief Executive Officer of SXE GP, is the sole participant in the Plan. In connection with and pursuant to the terms of the Merger Agreement, the Partnership is required to terminate the Plan and liquidate the sole participant’s account within 30 days prior to the closing of the Merger. The Amendment terminates the Plan effective as of one business day prior the closing of the Merger and provides that the participant’s account will be liquidated and paid to the participant or his beneficiary, if applicable, in the form of a lump sum cash payment as soon as practical following the Effective Time, but no later than the Closing Date. The Amendment will be null and void in the event that the closing of the Merger does not occur.

As previously disclosed in the Partnership’s Current Report on Form 8-K filed with the SEC on March 27, 2017 (the “March 2017 Form 8-K”), on March 27, 2017 the SXE GP Board approved separate contingent bonus agreements with a group of individuals which includes key employees, including each of Bruce A. Williamson, Bret M. Allan and Joel D. Moxley (each of whom is a named executive officer of SXE GP).

Under such bonus agreements, a form of which is attached as Exhibit 10.1 to the March 2017 Form 8-K (the “Bonus Agreement”), certain individuals and key employees of SXE GP (which includes the Partnership’s named executive officers), will be eligible to receive a cash bonus payment in the event of a Change of Control (as such term is defined in the Bonus Agreement), so long as such employee remains employed by SXE GP as of the

Change of Control. In connection with the execution of the Merger Agreement, the SXE GP Board set the amounts to be paid to such individuals and key employees. The SXE GP Board determined that Messrs. Williamson, Allan and Moxley shall be entitled to receive $1,500,000, $600,000, and $600,000, respectively, upon a Change of Control (which will occur upon consummation of the Contribution ) pursuant the terms of the Bonus Agreement. Cash bonus payments made under the Bonus Agreement will be allocated equally between the Partnership and Southcross Holdings, other than the payment for Mr. Williamson, which payment will be borne entirely by Southcross Holdings.

The foregoing description of the Amendment and the Bonus Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment that is attached hereto as Exhibit 10.2 and the full text of the Bonus Agreement, which is attached as Exhibit 10.1 to the March 2017 Form 8-K, respectively, and each of which are incorporated by reference into this Item 5.02.

Item 7.01    Regulation FD Disclosure.

On November 1, 2017 SXE issued a press release announcing, among other things, the entry into the Merger Agreement. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by AMID pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01    Other Events.

Contribution Agreement

In connection with the Merger Agreement, on October 31, 2017, AMID and AMID GP entered into a Contribution Agreement (the “Contribution Agreement”) with Southcross Holdings. Upon the terms and subject to the conditions set forth in the Contribution Agreement, Southcross Holdings will contribute its equity interests in a new wholly owned subsidiary (“SXH Holdings”), which will hold substantially all the current subsidiaries (Southcross Holdings Intermediary LLC, a Delaware limited liability company, Southcross Holdings Guarantor GP LLC, a Delaware limited liability company, and Southcross Holdings Guarantor LP, a Delaware limited partnership, which in turn directly or indirectly own 100% of the limited liability company interest of SXE GP and approximately 55% of SXE Common Units) and business of Southcross Holdings, to AMID and AMID GP in exchange for (i) the number of AMID Common Units equal to $185,697,148, subject to certain adjustments for cash, indebtedness, working capital and transaction expenses contemplated by the Contribution Agreement, divided by $13.69, (ii) 4.5 million new Series E convertible preferred units of AMID, (iii) options to acquire 4.5 million AMID Common Units, and (iv) 15% of the equity interest in AMID GP (the transactions contemplated thereby and the agreements ancillary thereto, the “Contribution”). The Contribution Agreement contains customary representations and warranties and covenants by each of the parties. The closing under the Contribution Agreement is conditioned upon, among other things: (i) expiration or termination of any applicable waiting period under the HSR Act, (ii) the absence of certain legal impediments prohibiting the transactions and (iii) the conditions precedent contained in the Merger Agreement having been satisfied and the Merger having become effective substantially concurrently with the closing of the Contribution Agreement.

Voting Support Agreement

In connection with the Merger Agreement, Southcross Holdings, Southcross Holdings GP LLC, a Delaware limited liability company and the general partner of Southcross Holdings (“Holdings GP”) and Southcross Holdings Borrower LP, a Delaware limited liability company (together with Southcross Holdings and Holdings GP, the “Southcross Holdings Parties”) entered into a voting and support agreement with AMID (the “Voting Support Agreement”). Under the Voting Support Agreement, the parties are required to vote their Subordinated Units and Class B Convertible Units, as applicable, in favor of the Merger. At least a majority of the outstanding Subordinated

Units voting separately as a class must approve the Merger and at least a majority of the outstanding Class B Convertible Units voting separately as a class must approve the Merger. The Southcross Holdings Parties own of record or beneficially 12,213,713 Subordinated Units, representing all of the issued and outstanding Subordinated Units and 18,019,811 Class B Convertible Units, representing all of the issued and outstanding Class B Convertible Units. The SXE Common Units owned by the Southcross Holdings Parties are excluded from determining the SXE Unitholder Approval.

Other Communications

On November 1, 2017 SXE issued a press release announcing, among other things, the entry into the Merger Agreement. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 1, 2017, SXE and AMID held a webcast regarding the Merger and Contribution. A copy of the investor presentation and the transcript of the webcast are attached as Exhibits 99.2 and 99.3 hereto.

Cautionary Statement Regarding Forward-Looking Statements

This communication and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding SXE’s future financial position, results, business strategy, guidance, distribution growth, and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “potential,” and similar terms and phrases to identify forward-looking statements in this communication. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of AMID to successfully integrate SXE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see SXE and AMID’s “Risk Factors” and other disclosures included in their Annual Reports on Form 10-K for the year ended December 31, 2016, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 and the quarter ended June 30, 2017. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this Current Report on Form 8-K. SXE and AMID undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to a proposed business combination between SXE and AMID. In connection with the proposed transaction, SXE and/or AMID expects to file a proxy statement/prospectus and other documents with the SEC.

In connection with the Merger, AMID will file a registration statement on Form S-4, including a proxy statement/prospectus of SXE and AMID, with the SEC. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement/prospectus (if and when available) will be mailed to unitholders of SXE. Investors and security holders will be able to obtain these materials (if and when they are available) free of charge at the SEC’s website, www.sec.gov. In addition, copies of any documents filed with the SEC may be obtained free of charge from SXE’s investor relations website for investors at http://investors.southcrossenergy.com, and from AMID’s investor relations website at http://www.americanmidstream.com/investorrelations. Investors and security holders may also read and copy any reports, statements and other information filed by AMID and SXE with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

AMID and SXE and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding SXE’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017. Information regarding AMID’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 31, 2017 by and among American Midstream Partners, LP, American Midstream GP, LLC, Southcross Energy Partners, L.P. and Southcross Energy Partners GP, LLC

10.1	Letter Agreement, dated October 31, 2017 by and among Southcross Holdings LP and Southcross Energy Partners, LP

10.2†	Amendment to the Southcross Energy Partners, L.P. Non-Employee Director Deferred Compensation Plan, dated October 31, 2017

99.1	Press Release, dated November 1, 2017

99.2	Investor Presentation

99.3	Investor Call Transcript

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request provided, however that Southcross Energy Partners, L.P.. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.
†	Management contracts or compensatory plans or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	SOUTHCROSS ENERGY PARTNERS GP LLC its General Partner

	By:	/s/ Bret M. Allan
		Name:	Bret M. Allan
		Title:	Senior Vice President and Chief Financial Officer

November 2, 2017